Exhibit 99.1

News Release

IPSCO UPDATES FOURTH QUARTER EARNINGS GUIDANCE

Inventory Reductions Result in Lower Product Shipments

[Lisle, Illinois] [December 28, 2006] — IPSCO Inc. (NYSE/TSX:IPS) today reported that it has revised its outlook for the fourth quarter, estimating that earnings per diluted share will be in the range of $3.00 to $3.10 excluding any impact of the NS Group acquisition, foreign exchange gains or losses or effects of share price volatility, and assuming an effective tax rate of 36%. The Company had originally estimated that earnings per share, on the same basis, would be in the range of $3.30 to $3.50 per diluted share.

The inventory reduction activities in this sector have been more aggressive than originally estimated and as a result, the Company has experienced a larger than expected decline in demand for steel plate and tubular shipments in the fourth quarter.  Energy tubular demand in Western Canada has also been adversely affected by poor weather conditions and lower levels of natural gas drilling activity.  The reduction in demand has resulted in greater than anticipated production curtailments at IPSCO and subsequently has allowed for accelerated maintenance programs.

Fourth quarter results will also be negatively impacted by factors primarily resulting from customary purchase accounting adjustments related to the NS Group acquisition, such as increased amortization, depreciation and interest expense.  This combined with foreign exchange losses and effects of share price volatility is expected to further negatively impact the quarter.

“Inventory de-stocking has created a short term reduction in steel product demand which is anticipated to end in the early part of 2007, however, we are well positioned with enhanced value added products which we expect to provide strong results for 2007.” said David Sutherland, President and Chief Executive Officer of IPSCO Inc.

IPSCO is a leading producer of energy tubulars and steel plate in North American with an annual steel making capacity of four million tons. With the acquisition of NS Group, IPSCO now operates four steel mills, eleven pipe mills, and scrap processing centers and product finishing facilities in 25 geographic locations across the United States and Canada. The Company’s pipe mills produce a wide range of seamless and welded energy tubular products including oil & gas well casing, tubing, line pipe and large diameter transmission pipe. Additionally, IPSCO is a provider of premium connections for oil and gas drilling and production. IPSCO trades as “IPS” on both the New York and Toronto Stock Exchanges.

For more information about IPSCO, log on to www.ipsco.com.

This press release contains forward looking statements within the meaning of Section 27A of the

Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “believe”, “expect”, “will”, “can” and other expressions that are predictions of or indicate future events, trends or prospects and which do not relate to historical matters identify forward-looking statements. Although IPSCO believes the anticipated future results, performance or achievements expressed or implied by the forward-looking statements and information are based upon reasonable assumptions and expectations, the reader should not place undue reliance on forward-looking statements and information because they involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements and information. Factors that could cause actual results to differ materially from those contemplated or implied by forward-looking statements include: weather conditions affecting the oil patch; drilling rig availability; demand for oil and gas; supply, demand and price for scrap metal and other raw materials; supply, demand and price for electricity and natural gas; demand and prices for products produced; general economic conditions; a significant change in the timing of, or the imposition of any governmental conditions; the extent and timing of our ability to obtain revenue enhancements and cost savings following the transaction; and changes in financial markets. These and other factors are outlined in the Company’s regulatory filings with the Securities and Exchange Commission and Canadian securities regulators, including those in the Company’s 2005 Form 10-K, and its MD&A, particularly as discussed under the heading “Risk Factors Related To Our Industry”. IPSCO undertakes no obligation to publicly update or revise any forward-looking statements or information, whether as a result of new information, future events or otherwise.

Company Contact:
Tom Filstrup, Director of Investor Relations
Tel. 630 810-4772
tfilstrup@ipsco.com

Release #06-xx

#  #  #